                                   AGREEMENT

          AGREEMENT, dated as of December 11, 1997, by and between VORNADO REALTY TRUST, a Maryland unincorporated business trust (hereinafter referred to as "Employer") and IRWIN GOLDBERG, an individual (hereinafter referred to as "Employee").

          IN CONSIDERATION of the mutual covenants herein contained, and other good and valuable consideration, the parties hereto agree as follows:

          1. Employment.

          Employer hereby agrees to employ Employee, and Employee agrees to serve as Vice President-Chief Financial Officer of Employer during the Period of employment, as defined in Section 2.

          2. Period of Employment.

          The "Period of Employment" shall be the period commencing on January 5, 1998 and, subject to the provisions of this Agreement, ending three years thereafter on December 31, 2000.

          3. Duties During the Period of Employment.

          Employee shall devote his full business time, attention and best efforts to the affairs of Employer and its subsidiaries during the Period of Employment; provided, however, that Employee may engage in other activities, such as activities involving charitable, educational, religious and similar types of organizations (all of which are deemed to benefit Employer), speaking engagements, membership on the board of directors of non-profit organizations, and similar type activities to the extent that such other activities do not prohibit the performance of his duties under this Agreement, or inhibit or conflict in any material way with the business of Employer and its subsidiaries, and to the extent Employer does not object to such other activities.

     4. Cash Compensation.

     Employer shall pay to Employee during the first year of the Period of Employment a salary at an annual rate of $350,000.00, to be paid in equal biweekly installments. Employer shall pay to Employee during the second year of the Period of Employment a salary at an annual rate of $350,000.00, increased by a factor which is equal to 125% of the percentage increase in the Consumer Price Index (as hereafter defined) during the period from January 1998 through December 1998, to be paid in equal biweekly installments. Employer shall pay to Employee during the third year of the Period of Employment a salary at an annual rate equal to the salary paid Employee during the second year of the Period of Employment increased by a factor which is equal to 125% of the percentage increase in the Consumer Price Index during the period from January 1999 through December 1999, to be paid in equal biweekly installments. For purposes of this Agreement, the "Consumer Price Index" shall mean the Revised Consumer Price Index for Urban Wage Earners and Clerical Workers - All Items (CPI-W), Northeast Region, Class A, on the base 1982-84=100, published by the Bureau of Labor Statistics of the U.S. Department of Labor.

     5. Stock Options.

     During each year in the Period of Employment, Employer shall use its best efforts to cause the Compensation Committee of the Board of Directors to grant to Employee, on the date in January when other Vornado employees are granted options, options to purchase 60,000 shares of Employer's common stock during the first year, and 30,000 shares of Employer's common stock in each of the second and third years, all at a purchase price equal to the fair market value of the stock on the date the options are granted. Employer shall take all necessary actions to ensure that such options qualify, to the extent possible, as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, and successor provisions.

     6. Other Employee Benefits.

     (a) Vacation and Sick Leave.

     Employee shall be entitled to sick leave and paid annual vacation periods in accordance with Employer's policy, but not less than three weeks yearly.

     (b) Automobile.

     Employer shall provide Employee with the use of an automobile of the same quality as that provided to other corporate officers of equal or similar position and pay all expenses incurred by Employee in connection with the use of the automobile.

     (c) Regular Reimbursed Business Expenses.

     Employer shall reimburse Employee for all expenses and disbursements reasonably incurred by Employee in the performance of his duties during the Period of Employment, and such other facilities or services as Employer and Employee may, from time to time, agree are reimbursable.

     (d) Employee Benefit Plans or Arrangements.

     In addition to the cash compensation provided for in Section 4 hereof, Employee, subject to meeting eligibility provisions and to the provisions of this Agreement, shall be entitled to participate in all employee benefits plans of Employer, as presently in effect or as they may be modified or added to by Employer from time to time, including, without limitation, plans providing retirement benefits, medical insurance, life insurance, disability insurance, and accidental death or dismemberment insurance.

     7.  Termination

     (a)  Termination by Employer Other Than for Just Cause.

     If Employer should terminate the Period of Employment or not renew this Agreement at the end of the Period of Employment for other than just cause, as defined in paragraph (b) of this Section, Employer shall continue to pay to employee his then-current annual salary, as provided in Section 4, in equal biweekly installments and continue employees personal fringe benefit coverage (such as medical and life insurance and employee benefit plans) for a two-year period after (i) the date of termination, (ii) or the end of the Period of Employment, whichever is applicable, provided, however, that the amount of compensation paid to employee hereunder shall be reduced by the amount of any compensation paid to employee by another employer or earned by the employee by being self-employed during such two year period.

     (b)  Termination by Employer for Just Cause.

     If Employer should terminate the Period of Employment for just cause, Employee will be entitled to be paid his annual salary, as provided in Section 4, through the end of the month in which the Period of Employment is terminated.

     For purposes of paragraphs (a) and (b) of this Section, "just cause" shall mean failure to follow the legitimate directions of Employer; conviction of a felony; habitual drug or alcohol abuse; absenteeism not related to illness, sick leave or vacations; dishonesty; or conflicts of interest which are continued after notice in writing from Employer.

          (c) Termination by Employee Other Than for Just Cause.

          If Employee should terminate the Period of Employment for other than just cause, as defined in paragraph (d) of this Section, Employer shall no longer have any obligations under this Agreement as of the date of termination.

          (d) Termination by Employee for Just Cause.

          If Employee should terminate the Period of Employment for just cause, Employer shall on the date of termination pay to Employee an amount equal to the product of employee's annual salary, as provided in Section 4, multiplied by 2.99. In addition, on the date of termination Employee shall become fully vested in any stock options granted to Employee by the Board of Directors.

          For purposes of paragraphs (c) and (d) of this Section, "just cause" shall mean Employer's relocation to a site outside of the New York metropolitan area; termination of Steven Roth's employment with Employer; Employer's merger or consolidation with another entity where Employer is not the surviving entity; a material change in Employee's responsibilities, authority, compensation, or title; or the acquisition of 40% or more of the voting power of Employer's stock by persons or entities other than shareholders currently owning 5% or more of the voting power of Employer's stock, Employer, its affiliates, employees of Employer or its affiliates, and employee benefit plans maintained by Employer or its affiliates.

     8. Non-Competition and Non-Disclosure.

     Without the consent in writing of Employer, (a) during the period from January 5, 1998 through December 31, 2000, Employee will not engage in any business otherwise competitive with that of Employer or any of its subsidiaries in the States of New Jersey, New York, Pennsylvania, Maryland, Massachusetts and Connecticut; and (b) upon termination of the Period of Employment for any reason whatsoever. Employee will not for a period of two years thereafter, (i) solicit or aid in soliciting any employees of Employer or its subsidiaries to leave their employment, or (ii) copy, remove from Employer or its subsidiaries, disclose or make any use of, any client list, confidential business information with respect to clients, material relating to the practices or procedures of Employer or its subsidiaries, or any other proprietary information. In the event of a violation of this Section. Employer shall, in addition to any other relief, be entitled to injunctive relief in any court of competent jurisdiction.

     9. Governing Law.

     This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of New Jersey. If under such law any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement; and the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.

     10. Notices.

     All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person (in the Employer's case to its Secretary) or twenty-four (24) hours after deposit thereof in the U.S. mails, postage prepaid, for delivery as registered or certified mail -- addressed, in the case of Employee, to him at his residential address, and in the case of Employer, to its corporate headquarters, attention of the Secretary, or to such other address as Employee or Employer may designate in writing at any time or from time to time to the other party. In lieu of notice by deposit in the U.S. mail, a party may give notice by telegram or telex.

     11. Miscellaneous.

     This Agreement constitutes the entire understanding between Employer and Employee relating to employment of Employee by Employer and supersedes and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement. This Agreement shall be binding upon and shall inure to the benefit of Employee, his heirs, executors, administrators, beneficiaries and assigns and to the benefit of Employer and its successors.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first above written.

                                   VORNADO REALTY TRUST

                                   By: /s/ STEVE ROTH
                                       ------------------------------------
                                       Steve Roth
                                       Title: Chairman of the Board
                                              of Directors

                                      /s/ IRWIN GOLDBERG
                                      -------------------------------------
                                      Irwin Goldberg